Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR SECOND QUARTER 2019
OF $150 MILLION AND DILUTED EARNINGS PER SHARE OF $1.03;
RECORD OPERATING REVENUE OF $420 MILLION

Pasadena, California — July 18, 2019 - East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the second quarter of 2019. For the second quarter of 2019, net income was $150.4 million or $1.03 per diluted share. Second quarter 2019 return on average assets was 1.45% and return on average equity was 12.9%.

“Total loans grew $871 million, or 11% annualized, to a record $33.7 billion as of June 30, 2019 from $32.9 billion as of March 31, 2019. Loan growth was well-diversified across our major lending portfolios,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “Total deposits grew $204 million, or 2% annualized, to a record $36.5 billion from $36.3 billion as of March 31, 2019. A highlight was robust growth in noninterest-bearing demand deposits.”

“East West achieved record total operating1 revenue of $420 million in the second quarter of 2019, an increase of 4% from $405 million in the first quarter of 2019, and an increase of 8% from $390 million in the second quarter of 2018. Quarter-over-quarter, net interest income grew by 1% and we also saw substantial noninterest income growth of 25%. Year-over-year, net interest income grew by 8% and noninterest income grew by 9%,” continued Ng.

“The growth in revenue combined with strong operating expense control drove improvement in our operating efficiency and an expansion of our pre-tax, pre-provision profitability. Our pre-tax, pre-provision profitability ratio2 was 2.51% in the second quarter of 2019, expanding by 8 basis points linked quarter. Additionally, nonperforming assets, net charge-offs and the provision for credit losses all decreased.”

“Despite macro-economic and geopolitical volatility, East West continues to execute, delivering attractive growth and profitability, demonstrating the strength of our differentiated strategy and the value proposition that we provide for our customers. We are pleased with the solid results of the second quarter and look forward to continued strong performance in the second half of 2019,” concluded Ng.

[1] Operating revenue consists of net interest income before provision for credit losses and noninterest income, excluding non-operating items.
[2] See reconciliation of GAAP to non-GAAP financial measures in Table 14.

HIGHLIGHTS OF RESULTS

•
Second Quarter Earnings — Second quarter 2019 net income was $150.4 million and diluted earnings per share (“EPS”) were $1.03, compared to first quarter 2019 net income of $164.0 million and diluted EPS of $1.12. During the second quarter, the Company recorded $30.1 million of additional income tax expense to reverse previously claimed tax credits, equivalent to $0.21 per share. Adjusted[3] second quarter net income was $180.5 million and adjusted[3] diluted EPS were $1.24, both up by 7% from adjusted[3] first quarter net income of $168.9 million and adjusted[3] first quarter diluted EPS of $1.16.

•
Net Interest Income and Net Interest Margin — Second quarter 2019 net interest income (“NII”) was $367.3 million, a quarterly increase of $4.9 million or 1%, and a year-over-year increase of $25.6 million or 8%. Second quarter 2019 net interest margin (“NIM”) was 3.73%, compared to 3.79% in the previous quarter. Net interest income growth in the second quarter primarily reflects loan growth, partially offset by the change in the NIM.

•
Record Loans — Total loans of $33.7 billion as of June 30, 2019 were up $871.0 million, or 11% linked quarter annualized, from $32.9 billion as of March 31, 2019. Growth was well-diversified across commercial and industrial loans, commercial real estate and single family residential mortgage portfolios. Total loans grew by $3.5 billion, or 12% year-over-year.

•
Record Deposits — Total deposits of $36.5 billion as of June 30, 2019 were up $203.6 million, or 2% linked quarter annualized, from $36.3 billion as of March 31, 2019. Growth in time, noninterest-bearing demand and savings deposits was partially offset by declines in interest-bearing checking and money market balances. Total deposits grew by $3.7 billion, or 11% year-over-year.

•
Asset Quality Metrics — The allowance for loan losses was $330.6 million, or 0.98% of loans held-for-investment (“HFI”), as of June 30, 2019, compared to 0.97% of loans HFI as of March 31, 2019, and 1.00% of loans HFI as of June 30, 2018. For the second quarter of 2019, net charge-offs were $7.6 million, or annualized 0.09% of average loans HFI, a decrease from annualized net charge-offs of 0.18% of average loans HFI for the first quarter of 2019 and 0.14% for the year-ago quarter. Non-purchased credit impaired (“Non-PCI”) nonperforming assets were $119.3 million, or 0.28% of total assets, as of June 30, 2019, compared to 0.33% of total assets as of March 31, 2019, and 0.27% of total assets as of June 30, 2018.

•
Capital Levels — Capital levels for East West continue to be strong. As of June 30, 2019, stockholders’ equity was $4.7 billion, or $32.53 per share. Tangible equity[4] per common share was $29.20 as of June 30, 2019, an increase of 3% linked quarter and 17% year-over-year. As of June 30, 2019, the tangible equity to tangible assets ratio[4] was 10.0%, the common equity tier 1 (“CET1”) capital ratio was 12.5%, and the total risk-based capital ratio was 13.9%.

[3] See reconciliation of GAAP to non-GAAP financial measures in Table 13.
[4] See reconciliation of GAAP to non-GAAP financial measures in Table 16.

QUARTERLY RESULTS SUMMARY

	Quarter Ended
($ in millions, except per share data and ratios)	June 30, 2019	March 31, 2019	June 30, 2018
Net income	$150.4	$164.0	$172.3
Adjusted net income (1)	$180.5	$168.9	$172.3
Earnings per share (diluted)	$1.03	$1.12	$1.18
Adjusted earnings per share (diluted) (1)	$1.24	$1.16	$1.18
Book value per common share	$32.53	$31.56	$28.39
Tangible equity (1) per common share	$29.20	$28.21	$25.01
Tangible equity to tangible assets ratio (1)	10.02%	9.87%	9.65%
Return on average assets (2)	1.45%	1.63%	1.84%
Return on average equity (2)	12.9%	14.7%	17.0%
Return on average tangible equity (1)(2)	14.5%	16.5%	19.5%
Adjusted return on average assets (1)(2)	1.74%	1.68%	1.84%
Adjusted return on average equity (1)(2)	15.5%	15.1%	17.0%
Adjusted return on average tangible equity (1)(2)	17.4%	17.0%	19.5%
Adjusted pre-tax, pre-provision profitability ratio (1)(2)	2.51%	2.43%	2.50%
Net interest income	$367.3	$362.5	$341.7
Adjusted net interest income (1)	$365.6	$360.3	$335.4
Net interest margin (2)	3.73%	3.79%	3.83%
Adjusted net interest margin (1)(2)	3.71%	3.77%	3.76%
Average loan yield (2)	5.28%	5.30%	4.95%
Adjusted average loan yield (1)(2)	5.26%	5.27%	4.86%
Cost of deposits (2)	1.11%	1.07%	0.64%
Efficiency ratio	42.3%	46.2%	45.5%
Adjusted efficiency ratio (1)	38.0%	39.8%	39.9%

(1)	See reconciliation of GAAP to non-GAAP financial measures in Tables 13, 14, 15 and 16.

(2)	Annualized.

MANAGEMENT OUTLOOK FOR 2019

The Company has updated its outlook for the expected full year 2019 results, compared to our full year 2018 results. The components are as follows:

•	End of Period Loans: increase by approximately 10%.

•	Net Interest Income (excluding ASC 310-30 discount accretion income): increase at a percentage rate in the high single-digits.

•	Net Interest Margin (excluding the impact of ASC 310-30 discount accretion): between 3.60% and 3.70%.

•	Noninterest Expense (excluding amortization of tax credit investments & core deposit intangibles): increase at a percentage rate in the mid-single-digits.

•	Provision for Credit Losses: in the range of $80 million to $90 million.

•
Tax Items: projecting full year effective tax rate of approximately 20%, including the impact of the $30.1 million reversal of previously claimed tax credits in the second quarter of 2019, or approximately 15% excluding the tax credit reversal.

•	Interest Rates: Two 25-basis point cuts to the fed funds rate, in July and October of 2019.

OPERATING RESULTS SUMMARY

Second Quarter 2019 Compared to First Quarter 2019

Net Interest Income and Net Interest Margin
Net interest income totaled $367.3 million, a 1% increase from $362.5 million. Net interest margin of 3.73% contracted by six basis points from 3.79%.

•
Excluding the impact of ASC 310-30 discount accretion, adjusted[5] NII of $365.6 million also increased by 1%, and adjusted[5] NIM of 3.71% also decreased by six basis points. ASC 310-30 discount accretion income was $1.7 million, a decrease from $2.2 million last quarter.

•	Average loans of $33.0 billion grew by $566.6 million, or 7% linked quarter annualized. Growth was well-diversified across all our major commercial and consumer loan portfolios.

•
Average deposits of $35.3 billion grew by $403.0 million, or 5% linked quarter annualized. Growth was primarily in time and noninterest-bearing demand deposits, partially offset by a decline in money market balances.

•
The yield on loans contracted by two basis points to 5.28% from 5.30%. Excluding the impact of ASC 310-30 discount accretion, the adjusted[5] yield on loans contracted by one basis point to 5.26% from 5.27%, reflecting an unchanged fed funds rate and the decline in Libor rates.

•
The cost of deposits increased by four basis points to 1.11% from 1.07% linked quarter. This is a deceleration from the linked quarter cost of deposits increases in the first quarter of 2019 and in the second quarter of 2018, which were 17 basis points and 15 basis points, respectively.

Noninterest Income
Noninterest income totaled $52.8 million, a 25% increase from $42.1 million.

•
The linked quarter increase in noninterest income was primarily attributable to interest rate contracts and other derivative income, which increased by $7.2 million, reflecting strong customer demand for interest rate swaps in response to the inverted yield curve.

•	Additionally, foreign exchange income increased by $2.3 million, reflecting revaluations of foreign currency-denominated balance sheet items, and lending fees increased by $1.4 million.

Noninterest Expense
Noninterest expense totaled $177.7 million, a 5% decrease from $186.9 million. Second quarter noninterest expense consisted of $159.8 million of adjusted6 noninterest expense, $16.7 million in amortization of tax credit and other investments, and $1.2 million in amortization of core deposit intangibles.

•
Adjusted noninterest expense of $159.8 million decreased by $1.1 million, or 1%, from $160.8 million. The linked quarter change primarily reflected a decrease in compensation and employee benefits expense.

•	The adjusted[6] efficiency ratio was 38.0% in the second quarter, compared to 39.8% in the previous quarter.

[5] See reconciliation of GAAP to non-GAAP financial measures in Table 15.
[6] See reconciliation of GAAP to non-GAAP financial measures in Table 14.

TAX RELATED ITEMS

Second quarter 2019 income tax expense was $72.8 million and the effective tax rate was 33%. Included in the second quarter 2019 income tax expense was a $30.1 million reversal of certain previously claimed tax credits related to DC Solar. Adjusted, tax expense was $42.7 million7 and the effective tax rate was 19%7 in the second quarter of 2019. This compares to a tax expense of $31.1 million and an effective tax rate of 16% in the first quarter of 2019.

•
For the full year 2019, the Company projects that its effective tax rate will be approximately 20%, including the impact of the $30.1 million tax credit reversal in the second quarter of 2019, or approximately 15% excluding the tax credit reversal.

CREDIT QUALITY

The allowance for loan losses totaled $330.6 million, or 0.98% of loans HFI, as of June 30, 2019, compared to $317.9 million, or 0.97% of loans HFI, as of March 31, 2019, and $301.6 million, or 1.00% of loans HFI, as of June 30, 2018.

•	The provision for credit losses recorded for the second quarter of 2019 was $19.2 million, compared to $22.6 million for the first quarter of 2019, and $15.5 million for the year-ago quarter.

•
Net charge-offs for the current quarter were $7.6 million, or annualized 0.09% of average loans HFI. This is a decrease from net charge-offs of $14.4 million, or annualized 0.18% of average loans HFI, for the first quarter of 2019, and net charge-offs of $10.6 million, or annualized 0.14% of average loans HFI, for the second quarter of 2018.

•
Non-PCI nonperforming assets were $119.3 million, or 0.28% of total assets, as of June 30, 2019, compared to $138.0 million, or 0.33% of total assets, as of March 31, 2019, and $103.5 million, or 0.27% of total assets, as of June 30, 2018.

CAPITAL STRENGTH

Capital levels for East West continue to be strong. The following table presents the regulatory capital ratios for the quarters ended June 30, 2019, March 31, 2019, and June 30, 2018.

EWBC Regulatory Capital Metrics	Basel III
($ in millions)	June 30, 2019 (a)	March 31, 2019	June 30, 2018	Minimum Capital Ratio	Well Capitalized Ratio	Minimum Capital Ratio + Conservation Buffer (b)

CET1 capital ratio	12.5%	12.4%	12.2%	4.5%	6.5%	7.0%
Tier 1 risk-based capital ratio	12.5%	12.4%	12.2%	6.0%	8.0%	8.5%
Total risk-based capital ratio	13.9%	13.9%	13.7%	8.0%	10.0%	10.5%
Tier 1 leverage capital ratio	10.4%	10.2%	10.0%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (c)	$34,161	$33,162	$30,415	N/A	N/A	N/A

N/A Not applicable.

(a)	The Company’s June 30, 2019 regulatory capital ratios and RWA are preliminary.

(b)
An additional 2.5% capital conservation buffer above the minimum capital ratios is required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus payments to executive officers.

(c)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

[7] See reconciliation of GAAP to non-GAAP financial measures in Table 12.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared third quarter 2019 dividends for the Company’s common stock. The common stock cash dividend of $0.275 per share is payable on August 15, 2019 to shareholders of record on August 1, 2019.

Conference Call

East West will host a conference call to discuss second quarter 2019 earnings with the public on Thursday, July 18, 2019 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses second quarter 2019 results and operating developments.

•
The following dial-in information is provided for participation in the conference call: calls within the U.S. — (877) 506-6399; calls within Canada — (855) 669-9657; international calls — (412) 902-6699.

•	A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•	A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•
A replay of the conference call will be available on July 18, 2019 at 11:30 a.m. Pacific Time through August 18, 2019. The replay numbers are: within the U.S. — (877) 344-7529; within Canada — (855) 669-9658; International calls — (412) 317-0088; and the replay access code is: 10132709.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $42.9 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to our current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, the changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade dispute between the U.S. and the People’s Republic of China; our ability to compete effectively against other financial institutions in our banking markets; success and timing of our business strategies; our ability to retain key officers and employees; impact on our funding costs, net interest income and net interest margin due to changes in key variable market interest rates, competition, regulatory requirements and our product mix; changes in our costs of operation, compliance and expansion; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; impact of adverse changes to our credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; changes in the United States (“U.S.”) economy, including inflation, deflation, employment levels, rate of growth and general business conditions; government intervention in the financial system, including changes in government interest rate policies; impact of benchmark interest rate reform in the U.S. that resulted in the Secured Overnight Financing Rate selected as the preferred alternative reference rate to the London Interbank Offered Rate; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and the California Department of Business Oversight — Division of Financial Institutions; impact of the Dodd-Frank Act on our business, business practices, cost of operations and executive compensation; heightened regulatory and governmental oversight and scrutiny of our business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from our interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in income tax laws and regulations and the impact of the Tax Cuts and Jobs Act of 2017; impact of other potential federal tax changes and spending cuts; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; changes in our ability to receive dividends from our subsidiaries; any future strategic acquisitions or divestitures; continuing consolidation in the financial services industry; changes in the equity and debt securities markets; fluctuations in our stock price; fluctuations in foreign currency exchange rates; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, a reduction in investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on our financial performance; and other factors set forth in our public reports including its Annual Report on Form 10-K for the year ended December 31, 2018, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				June 30, 2019 % or Basis Point Change
	June 30, 2019	March 31, 2019	June 30, 2018	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$425,949	$462,254	$415,653	(7.9)%		2.5%
Interest-bearing cash with banks	3,195,665	3,323,071	1,881,818	(3.8)		69.8
Cash and cash equivalents	3,621,614	3,785,325	2,297,471	(4.3)		57.6
Interest-bearing deposits with banks	150,273	134,000	360,900	12.1		(58.4)
Securities purchased under resale agreements (“resale agreements”) (1)	1,010,000	1,035,000	975,000	(2.4)		3.6
Available-for-sale (“AFS”) investment securities	2,592,913	2,640,158	2,707,444	(1.8)		(4.2)
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	78,093	74,736	73,524	4.5		6.2
Loans held-for-sale (“HFS”)	3,879	—	14,658	100.0		(73.5)
Loans held-for-investment (net of allowance for loan losses of $330,625, $317,894 and $301,550)	33,399,752	32,545,392	29,928,829	2.6		11.6
Investments in qualified affordable housing partnerships, net	198,466	197,470	152,556	0.5		30.1
Investments in tax credit and other investments, net	210,387	217,445	242,595	(3.2)		(13.3)
Goodwill	465,697	465,697	465,547	—		0.0
Operating lease right-of-use assets (2)	109,032	104,289	—	4.5		100.0
Other assets	1,052,252	891,921	824,672	18.0		27.6
Total assets	$42,892,358	$42,091,433	$38,043,196	1.9%		12.7%

Liabilities and Stockholders’ Equity
Deposits	$36,477,542	$36,273,972	$32,776,132	0.6%		11.3%
Short-term borrowings	19,972	39,550	58,523	(49.5)		(65.9)
FHLB advances	745,074	344,657	325,020	116.2		129.2
Securities sold under repurchase agreements (“repurchase agreements”) (1)	50,000	50,000	50,000	—		—
Long-term debt and finance lease liabilities	152,506	152,433	161,704	0.0		(5.7)
Operating lease liabilities (2)	117,448	112,843	—	4.1		100.0
Accrued expenses and other liabilities	595,223	526,048	557,533	13.1		6.8
Total liabilities	38,157,765	37,499,503	33,928,912	1.8		12.5
Stockholders’ equity (2)	4,734,593	4,591,930	4,114,284	3.1		15.1
Total liabilities and stockholders’ equity	$42,892,358	$42,091,433	$38,043,196	1.9%		12.7%

Book value per common share	$32.53	$31.56	$28.39	3.1%		14.6%
Tangible equity (3) per common share	$29.20	$28.21	$25.01	3.5		16.8
Number of common shares at period-end	145,547	145,501	144,905	0.0		0.4
Tangible equity to tangible assets ratio (3)	10.02%	9.87%	9.65%	15	bps	37	bps

(1)
Resale and repurchase agreements have been reported net, pursuant to Accounting Standards Codification (“ASC”) 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. As of each of June 30, 2019, March 31, 2019 and June 30, 2018, $400.0 million out of $450.0 million of gross repurchase agreements were eligible for netting against gross resale agreements.

(2)
The Company’s adoption of ASU 2016-02, Leases (Topic 842) in the first quarter of 2019 resulted in the recognition of $104.3 million and $112.8 million increase in right-of-use assets and associated lease liabilities, respectively, arising from operating leases in which the Company is the lessee. We adopted this guidance using the alternative transition method, which allows the adoption of the accounting standard prospectively without adjusting comparative prior period financial information and also recognized a cumulative effect adjustment of approximately $14.7 million that increased retained earnings related to deferred gains on our prior sale-leaseback transactions.

(3)	See reconciliation of GAAP to non-GAAP financial measures in Table 16.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				June 30, 2019 % Change
	June 30, 2019	March 31, 2019	June 30, 2018	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$12,402,967	$12,040,806	$11,059,019	3.0%	12.2%
Commercial real estate (“CRE”)	9,868,433	9,636,338	9,054,567	2.4	9.0
Multifamily residential	2,372,345	2,270,590	2,032,522	4.5	16.7
Construction and land	674,798	647,380	623,837	4.2	8.2
Consumer:
Single-family residential	6,494,882	6,309,331	5,316,895	2.9	22.2
Home equity lines of credit (“HELOCs”)	1,575,150	1,626,222	1,769,511	(3.1)	(11.0)
Other consumer	341,802	332,619	374,028	2.8	(8.6)
Total loans held-for-investment (1)(2)	33,730,377	32,863,286	30,230,379	2.6	11.6
Loans HFS	3,879	—	14,658	100.0	(73.5)
Total loans (1)(2)	33,734,256	32,863,286	30,245,037	2.7	11.5
Allowance for loan losses	(330,625)	(317,894)	(301,550)	4.0	9.6
Net loans (1)(2)	$33,403,631	$32,545,392	$29,943,487	2.6%	11.6%

Deposits:
Noninterest-bearing demand	$10,599,088	$10,011,533	$10,739,333	5.9%	(1.3)%
Interest-bearing checking	5,083,675	6,123,681	4,323,698	(17.0)	17.6
Money market	8,009,325	8,243,003	7,634,850	(2.8)	4.9
Savings	2,188,738	2,049,086	2,218,228	6.8	(1.3)
Total core deposits	25,880,826	26,427,303	24,916,109	(2.1)	3.9
Time deposits	10,596,716	9,846,669	7,860,023	7.6	34.8
Total deposits	$36,477,542	$36,273,972	$32,776,132	0.6%	11.3%

(1)
Includes $(43.8) million, $(46.0) million and $(40.4) million as of June 30, 2019, March 31, 2019 and June 30, 2018, respectively, of net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts.

(2)	Includes ASC 310-30 discount of $18.9 million, $20.4 million and $26.8 million as of June 30, 2019, March 31, 2019 and June 30, 2018, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			June 30, 2019 % Change
	June 30, 2019	March 31, 2019	June 30, 2018	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$474,844	$463,311	$400,311	2.5%	18.6%
Interest expense	107,518	100,850	58,632	6.6	83.4
Net interest income before provision for credit losses	367,326	362,461	341,679	1.3	7.5
Provision for credit losses	19,245	22,579	15,536	(14.8)	23.9
Net interest income after provision for credit losses	348,081	339,882	326,143	2.4	6.7
Noninterest income	52,759	42,131	48,268	25.2	9.3
Noninterest expense	177,663	186,922	177,419	(5.0)	0.1
Income before income taxes	223,177	195,091	196,992	14.4	13.3
Income tax expense	72,797	31,067	24,643	134.3	195.4
Net income	$150,380	$164,024	$172,349	(8.3)%	(12.7)%
Earnings per share (“EPS”)
- Basic	$1.03	$1.13	$1.19	(8.5)%	(13.1)%
- Diluted	$1.03	$1.12	$1.18	(8.4)	(12.7)
Weighted average number of shares outstanding
- Basic	145,546	145,256	144,899	0.2%	0.4%
- Diluted	146,052	145,921	146,091	0.1	0.0

	Three Months Ended			June 30, 2019 % Change
	June 30, 2019	March 31, 2019	June 30, 2018	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$16,242	$14,796	$14,692	9.8%	10.5%
Deposit account fees	9,788	9,641	10,140	1.5	(3.5)
Foreign exchange income	7,286	5,015	6,822	45.3	6.8
Wealth management fees	3,800	3,812	4,501	(0.3)	(15.6)
Interest rate contracts and other derivative income	10,398	3,216	6,570	223.3	58.3
Net gains on sales of loans	15	915	2,354	(98.4)	(99.4)
Net gains on sales of AFS investment securities	1,447	1,561	210	(7.3)	589.0
Other income	3,783	3,175	2,979	19.1	27.0
Total noninterest income	$52,759	$42,131	$48,268	25.2%	9.3%
Noninterest expense:
Compensation and employee benefits	$100,531	$102,299	$93,865	(1.7)%	7.1%
Occupancy and equipment expense	17,362	17,318	16,707	0.3	3.9
Deposit insurance premiums and regulatory assessments	2,919	3,088	5,832	(5.5)	(49.9)
Legal expense	2,355	2,225	2,837	5.8	(17.0)
Data processing	3,460	3,157	3,327	9.6	4.0
Consulting expense	2,069	2,059	5,120	0.5	(59.6)
Deposit related expense	3,338	3,504	2,922	(4.7)	14.2
Computer software expense	6,211	6,078	5,549	2.2	11.9
Other operating expense	22,679	22,289	20,779	1.7	9.1
Amortization of tax credit and other investments	16,739	24,905	20,481	(32.8)	(18.3)
Total noninterest expense	$177,663	$186,922	$177,419	(5.0)%	0.1%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Six Months Ended		June 30, 2019 % Change
	June 30, 2019	June 30, 2018	Yr-o-Yr
Interest and dividend income	$938,155	$772,184	21.5%
Interest expense	208,368	103,812	100.7
Net interest income before provision for credit losses	729,787	668,372	9.2
Provision for credit losses	41,824	35,754	17.0
Net interest income after provision for credit losses	687,963	632,618	8.7
Noninterest income	94,890	122,712	(22.7)
Noninterest expense	364,585	346,554	5.2
Income before income taxes	418,268	408,776	2.3
Income tax expense	103,864	49,395	110.3
Net income	$314,404	$359,381	(12.5)%
EPS
- Basic	$2.16	$2.48	(12.9)%
- Diluted	$2.15	$2.46	(12.5)
Weighted average number of shares outstanding
- Basic	145,402	144,782	0.4%
- Diluted	146,016	146,046	0.0

	Six Months Ended		June 30, 2019 % Change
	June 30, 2019	June 30, 2018	Yr-o-Yr
Noninterest income:
Lending fees	$31,038	$28,705	8.1%
Deposit account fees	19,429	20,570	(5.5)
Foreign exchange income	12,301	7,992	53.9
Wealth management fees	7,612	7,454	2.1
Interest rate contracts and other derivative income	13,614	13,260	2.7
Net gains on sales of loans	930	3,936	(76.4)
Net gains on sales of AFS investment securities	3,008	2,339	28.6
Net gain on sale of business	—	31,470	(100.0)
Other income	6,958	6,986	(0.4)
Total noninterest income	$94,890	$122,712	(22.7)%
Noninterest expense:
Compensation and employee benefits	$202,830	$189,099	7.3%
Occupancy and equipment expense	34,680	33,587	3.3
Deposit insurance premiums and regulatory assessments	6,007	12,105	(50.4)
Legal expense	4,580	5,092	(10.1)
Data processing	6,617	6,728	(1.6)
Consulting expense	4,128	7,472	(44.8)
Deposit related expense	6,842	5,601	22.2
Computer software expense	12,289	10,603	15.9
Other operating expense	44,968	38,386	17.1
Amortization of tax credit and other investments	41,644	37,881	9.9
Total noninterest expense	$364,585	$346,554	5.2%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			June 30, 2019 % Change		Six Months Ended		June 30, 2019 % Change
	June 30, 2019	March 31, 2019	June 30, 2018	Qtr-o-Qtr	Yr-o-Yr	June 30, 2019	June 30, 2018	Yr-o-Yr
Loans:
Commercial:
C&I	$12,003,277	$11,845,860	$10,747,074	1.3%	11.7%	$11,925,003	$10,729,924	11.1%
CRE	9,700,208	9,568,571	9,038,228	1.4	7.3	9,634,753	9,022,498	6.8
Multifamily residential	2,311,629	2,307,374	1,970,538	0.2	17.3	2,309,513	1,957,599	18.0
Construction and land	675,967	584,445	667,997	15.7	1.2	630,459	662,811	(4.9)
Consumer:
Single-family residential	6,373,715	6,151,550	5,103,008	3.6	24.9	6,263,246	4,938,134	26.8
HELOCs	1,607,311	1,652,211	1,787,036	(2.7)	(10.1)	1,629,637	1,783,160	(8.6)
Other consumer	309,267	304,774	332,885	1.5	(7.1)	307,033	336,411	(8.7)
Total loans (1)(2)	$32,981,374	$32,414,785	$29,646,766	1.7%	11.2%	$32,699,644	$29,430,537	11.1%

AFS investment securities	$2,551,383	$2,642,299	$2,735,023	(3.4)%	(6.7)%	$2,596,590	$2,794,350	(7.1)%
Interest-earning assets	$39,461,101	$38,745,004	$35,767,808	1.8%	10.3%	$39,105,030	$35,641,438	9.7%
Total assets	$41,545,441	$40,738,404	$37,568,895	2.0%	10.6%	$41,144,152	$37,475,515	9.8%

Deposits:
Noninterest-bearing demand	$10,237,868	$10,071,370	$10,984,950	1.7%	(6.8)%	$10,155,079	$11,136,389	(8.8)%
Interest-bearing checking	5,221,110	5,270,855	4,387,479	(0.9)	19.0	5,245,845	4,473,111	17.3
Money market	7,856,055	8,080,848	7,880,601	(2.8)	(0.3)	7,967,831	8,075,796	(1.3)
Savings	2,106,626	2,091,406	2,214,793	0.7	(4.9)	2,099,058	2,332,966	(10.0)
Total core deposits	25,421,659	25,514,479	25,467,823	(0.4)	(0.2)	25,467,813	26,018,262	(2.1)
Time deposits	9,904,726	9,408,897	6,907,174	5.3	43.4	9,658,181	6,315,194	52.9
Total deposits	$35,326,385	$34,923,376	$32,374,997	1.2%	9.1%	$35,125,994	$32,333,456	8.6%

Interest-bearing liabilities	$25,860,541	$25,452,835	$21,938,134	1.6%	17.9%	$25,657,814	$21,746,927	18.0%
Stockholders’ equity	$4,684,348	$4,537,301	$4,062,311	3.2%	15.3%	$4,611,231	$3,993,004	15.5%

(1)
Includes ASC 310-30 discount of $19.9 million, $21.6 million and $30.0 million for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively, and $20.8 million and $32.0 million for the six months ended June 30, 2019 and 2018, respectively.

(2)	Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	June 30, 2019			March 31, 2019
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,852,060	$16,861	2.37%	$2,578,686	$15,470	2.43%
Resale agreements (2)	999,835	7,343	2.95%	1,035,000	7,846	3.07%
AFS investment securities	2,551,383	15,685	2.47%	2,642,299	15,748	2.42%
Loans (3)	32,981,374	434,450	5.28%	32,414,785	423,534	5.30%
FHLB and FRB stock	76,449	505	2.65%	74,234	713	3.90%
Total interest-earning assets	39,461,101	474,844	4.83%	38,745,004	463,311	4.85%

Noninterest-earning assets:
Cash and due from banks	439,449			468,159
Allowance for loan losses	(321,335)			(314,446)
Other assets	1,966,226			1,839,687
Total assets	$41,545,441			$40,738,404

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$5,221,110	$15,836	1.22%	$5,270,855	$14,255	1.10%
Money market deposits	7,856,055	28,681	1.46%	8,080,848	30,234	1.52%
Savings deposits	2,106,626	2,477	0.47%	2,091,406	2,227	0.43%
Time deposits	9,904,726	50,970	2.06%	9,408,897	45,289	1.95%
Federal funds purchased and other short-term borrowings	35,575	361	4.07%	60,442	616	4.13%
FHLB advances	533,841	4,011	3.01%	338,027	2,979	3.57%
Repurchase agreements (2)	50,000	3,469	27.83%	50,000	3,492	28.32%
Long-term debt and finance lease liabilities	152,608	1,713	4.50%	152,360	1,758	4.68%
Total interest-bearing liabilities	25,860,541	107,518	1.67%	25,452,835	100,850	1.61%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,237,868			10,071,370
Accrued expenses and other liabilities	762,684			676,898
Stockholders’ equity	4,684,348			4,537,301
Total liabilities and stockholders’ equity	$41,545,441			$40,738,404

Interest rate spread			3.16%			3.24%
Net interest income and net interest margin		$367,326	3.73%		$362,461	3.79%
Adjusted net interest income and adjusted net interest margin (4)		$365,607	3.71%		$360,283	3.77%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.70% and 2.80% for the three months ended June 30, 2019 and March 31, 2019, respectively. The weighted-average interest rates of gross repurchase agreements were 4.93% and 5.01% for the three months ended June 30, 2019 and March 31, 2019, respectively.

(3)	Includes loans HFS. ASC 310-30 discount was $19.9 million and $21.6 million for the three months ended June 30, 2019 and March 31, 2019, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	June 30, 2019			June 30, 2018
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,852,060	$16,861	2.37%	$2,316,194	$11,715	2.03%
Resale agreements (2)	999,835	7,343	2.95%	996,154	7,182	2.89%
AFS investment securities	2,551,383	15,685	2.47%	2,735,023	15,059	2.21%
Loans (3)	32,981,374	434,450	5.28%	29,646,766	365,555	4.95%
FHLB and FRB stock	76,449	505	2.65%	73,671	800	4.36%
Total interest-earning assets	39,461,101	474,844	4.83%	35,767,808	400,311	4.49%

Noninterest-earning assets:
Cash and due from banks	439,449			432,401
Allowance for loan losses	(321,335)			(292,645)
Other assets	1,966,226			1,661,331
Total assets	$41,545,441			$37,568,895

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$5,221,110	$15,836	1.22%	$4,387,479	$8,416	0.77%
Money market deposits	7,856,055	28,681	1.46%	7,880,601	18,805	0.96%
Savings deposits	2,106,626	2,477	0.47%	2,214,793	2,035	0.37%
Time deposits	9,904,726	50,970	2.06%	6,907,174	22,009	1.28%
Federal funds purchased and other short-term borrowings	35,575	361	4.07%	11,695	124	4.25%
FHLB advances	533,841	4,011	3.01%	324,665	2,552	3.15%
Repurchase agreements (2)	50,000	3,469	27.83%	50,000	3,042	24.40%
Long-term debt and finance lease liabilities	152,608	1,713	4.50%	161,727	1,649	4.09%
Total interest-bearing liabilities	25,860,541	107,518	1.67%	21,938,134	58,632	1.07%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,237,868			10,984,950
Accrued expenses and other liabilities	762,684			583,500
Stockholders’ equity	4,684,348			4,062,311
Total liabilities and stockholders’ equity	$41,545,441			$37,568,895

Interest rate spread			3.16%			3.42%
Net interest income and net interest margin		$367,326	3.73%		$341,679	3.83%
Adjusted net interest income and adjusted net interest margin (4)		$365,607	3.71%		$335,380	3.76%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.70% and 2.63% for the three months ended June 30, 2019 and 2018, respectively. The weighted-average interest rates of gross repurchase agreements were 4.93% and 4.48% for the three months ended June 30, 2019 and 2018, respectively.

(3)	Includes loans HFS. ASC 310-30 discount was $19.9 million and $30.0 million for the three months ended June 30, 2019 and 2018, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Six Months Ended
	June 30, 2019			June 30, 2018
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,716,128	$32,331	2.40%	$2,319,962	$22,660	1.97%
Resale agreements (2)	1,017,320	15,189	3.01%	1,022,928	14,116	2.78%
AFS investment securities	2,596,590	31,433	2.44%	2,794,350	30,515	2.20%
Loans (3)	32,699,644	857,984	5.29%	29,430,537	703,459	4.82%
FHLB and FRB stock	75,348	1,218	3.26%	73,661	1,434	3.93%
Total interest-earning assets	39,105,030	938,155	4.84%	35,641,438	772,184	4.37%

Noninterest-earning assets:
Cash and due from banks	453,725			437,848
Allowance for loan losses	(317,909)			(289,259)
Other assets	1,903,306			1,685,488
Total assets	$41,144,152			$37,475,515

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$5,245,845	$30,091	1.16%	$4,473,111	$15,143	0.68%
Money market deposits	7,967,831	58,915	1.49%	8,075,796	34,645	0.87%
Savings deposits	2,099,058	4,704	0.45%	2,332,966	4,056	0.35%
Time deposits	9,658,181	96,259	2.01%	6,315,194	36,557	1.17%
Federal funds purchased and other short-term borrowings	47,939	977	4.11%	6,314	131	4.18%
FHLB advances	436,475	6,990	3.23%	329,367	4,812	2.95%
Repurchase agreements (2)	50,000	6,961	28.07%	50,000	5,348	21.57%
Long-term debt and finance lease liabilities	152,485	3,471	4.59%	164,179	3,120	3.83%
Total interest-bearing liabilities	25,657,814	208,368	1.64%	21,746,927	103,812	0.96%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,155,079			11,136,389
Accrued expenses and other liabilities	720,028			599,195
Stockholders’ equity	4,611,231			3,993,004
Total liabilities and stockholders’ equity	$41,144,152			$37,475,515

Interest rate spread			3.20%			3.41%
Net interest income and net interest margin		$729,787	3.76%		$668,372	3.78%
Adjusted net interest income and adjusted net interest margin (4)		$725,890	3.74%		$656,873	3.71%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.75% and 2.57% for the six months ended June 30, 2019 and 2018, respectively. The weighted-average interest rates of gross repurchase agreements were 4.97% and 4.21% for the six months ended June 30, 2019 and 2018, respctively.

(3)	Includes loans HFS. ASC 310-30 discount was $20.8 million and $32.0 million for the six months ended June 30, 2019 and 2018, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)				June 30, 2019 Basis Point Change
	June 30, 2019	March 31, 2019	June 30, 2018		Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.45%	1.63%	1.84%		(18)	bps	(39)	bps
Adjusted return on average assets (2)	1.74%	1.68%	1.84%		6		(10)
Return on average equity	12.88%	14.66%	17.02%		(178)		(414)
Adjusted return on average equity (2)	15.45%	15.10%	17.02%		35		(157)
Return on average tangible equity (2)	14.51%	16.53%	19.50%		(202)		(499)
Adjusted return on average tangible equity (2)	17.39%	17.02%	19.50%		37		(211)
Interest rate spread	3.16%	3.24%	3.42%		(8)		(26)
Net interest margin	3.73%	3.79%	3.83%		(6)		(10)
Adjusted net interest margin (2)	3.71%	3.77%	3.76%		(6)		(5)
Average loan yield	5.28%	5.30%	4.95%		(2)		33
Adjusted average loan yield (2)	5.26%	5.27%	4.86%		(1)		40
Yield on average interest-earning assets	4.83%	4.85%	4.49%		(2)		34
Cost of interest-bearing deposits	1.57%	1.50%	0.96%		7		61
Cost of deposits	1.11%	1.07%	0.64%		4		47
Cost of funds	1.19%	1.15%	0.71%		4		48
Adjusted pre-tax, pre-provision profitability ratio (2)	2.51%	2.43%	2.50%		8		1
Adjusted noninterest expense/average assets (2)	1.54%	1.60%	1.66%		(6)		(12)
Efficiency ratio	42.29%	46.20%	45.50%		(391)		(321)
Adjusted efficiency ratio (2)	38.03%	39.75%	39.89%		(172)	bps	(186)	bps

	Six Months Ended (1)		June 30, 2019 Basis Point Change
	June 30, 2019	June 30, 2018	Yr-o-Yr
Return on average assets	1.54%	1.93%	(39)	bps
Adjusted return on average assets (2)	1.71%	1.81%	(10)
Return on average equity	13.75%	18.15%	(440)
Adjusted return on average equity (2)	15.28%	17.03%	(175)
Return on average tangible equity (2)	15.50%	20.87%	(537)
Adjusted return on average tangible equity (2)	17.21%	19.59%	(238)
Interest rate spread	3.20%	3.41%	(21)
Net interest margin	3.76%	3.78%	(2)
Adjusted net interest margin (2)	3.74%	3.71%	3
Average loan yield	5.29%	4.82%	47
Adjusted average loan yield (2)	5.26%	4.74%	52
Yield on average interest-earning assets	4.84%	4.37%	47
Cost of interest-bearing deposits	1.53%	0.86%	67
Cost of deposits	1.09%	0.56%	53
Cost of funds	1.17%	0.64%	53
Adjusted pre-tax, pre-provision profitability ratio (2)	2.47%	2.44%	3
Adjusted noninterest expense/average assets (2)	1.57%	1.65%	(8)
Efficiency ratio	44.21%	43.81%	40
Adjusted efficiency ratio (2)	38.88%	40.26%	(138)	bps

(1)	Annualized except for efficiency ratio.

(2)	See reconciliation of GAAP to non-GAAP financial measures in Tables 13, 14, 15 and 16.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Non-Purchased Credit Impaired (“Non-PCI”) Loans
Allowance for non-PCI loans, beginning of period	$317,880	$311,300	$297,607	$311,300	$287,070
Provision for loan losses on non-PCI loans	20,740	20,648	15,139	41,388	35,072
Net (charge-offs) recoveries:
Commercial:
C&I	(10,032)	(14,993)	(12,383)	(25,025)	(23,549)
CRE	1,837	222	2	2,059	429
Multifamily residential	53	281	1,061	334	1,394
Construction and land	439	63	258	502	693
Consumer:
Single-family residential	72	2	629	74	812
HELOCs	—	2	—	2	—
Other consumer	(7)	(14)	(162)	(21)	(178)
Total net charge-offs	(7,638)	(14,437)	(10,595)	(22,075)	(20,399)
Foreign currency translation adjustments	(362)	369	(640)	7	(232)
Allowance for non-PCI loans, end of period	330,620	317,880	301,511	330,620	301,511
Purchased Credit Impaired (“PCI”) Loans
Allowance for PCI loans, beginning of period	14	22	47	22	58
Reversal of loan losses on PCI loans	(9)	(8)	(8)	(17)	(19)
Allowance for PCI loans, end of period	5	14	39	5	39
Allowance for loan losses	330,625	317,894	301,550	330,625	301,550
Unfunded Credit Facilities
Allowance for unfunded credit reserves, beginning of period	14,505	12,566	13,614	12,566	13,318
(Reversal of) provision for unfunded credit reserves	(1,486)	1,939	405	453	701
Allowance for unfunded credit reserves, end of period	13,019	14,505	14,019	13,019	14,019
Allowance for credit losses	$343,644	$332,399	$315,569	$343,644	$315,569

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 11

Non-PCI Nonperforming Assets	June 30, 2019	March 31, 2019	June 30, 2018

Nonaccrual loans:
Commercial:
C&I	$73,150	$86,466	$57,097
CRE	20,914	25,209	25,748
Multifamily residential	1,027	1,620	1,727
Consumer:
Single-family residential	13,075	10,467	7,625
HELOCs	7,344	10,473	8,135
Other consumer	2,504	2,506	2,491
Total nonaccrual loans	118,014	136,741	102,823
Other real estate owned, net	130	133	709
Other nonperforming assets	1,167	1,167	—
Total nonperforming assets	$119,311	$138,041	$103,532

Credit Quality Ratios	June 30, 2019	March 31, 2019	June 30, 2018

Non-PCI nonperforming assets to total assets (1)	0.28%	0.33%	0.27%
Non-PCI nonaccrual loans to loans held-for-investment (1)	0.35%	0.42%	0.34%
Allowance for loan losses to loans held-for-investment (1)	0.98%	0.97%	1.00%
Allowance for loan losses to non-PCI nonaccrual loans	280.16%	232.48%	293.27%
Annualized quarterly net charge-offs to average loans held-for-investment	0.09%	0.18%	0.14%

(1)	Total assets and loans held-for-investment include PCI loans of $270.9 million, $290.3 million and $383.7 million as of June 30, 2019, March 31, 2019 and June 30, 2018, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
During the second quarter of 2019, the Company reversed $30.1 million of certain previously claimed tax credits related to the DC Solar tax credit investments (“DC Solar”). The table below shows the computation of the Company’s effective tax rate excluding the impact of the DC Solar tax credits reversal. Management believes that excluding the impact of the DC Solar tax credits reversal from the effective tax rate computation allows comparability to prior periods.

		Three Months Ended
		June 30, 2019	March 31, 2019	June 30, 2018
Income tax expense	(a)	$72,797	$31,067	$24,643
Less: Reversal of certain previously claimed tax credits related to DC Solar	(b)	(30,104)	—	—
Adjusted income tax expense	(c)	$42,693	$31,067	$24,643

Income before income taxes	(d)	223,177	195,091	196,992

Effective tax rate	(a)/(d)	32.6%	15.9%	12.5%
Less: Reversal of certain previously claimed tax credits related to DC Solar	(b)/(d)	(13.5)%	—%	—%
Adjusted effective tax rate	(c)/(d)	19.1%	15.9%	12.5%

		Six Months Ended
		June 30, 2019	June 30, 2018
Income tax expense	(e)	$103,864	$49,395
Less: Reversal of certain previously claimed tax credits related to DC Solar	(f)	(30,104)	—
Adjusted income tax expense	(g)	$73,760	$49,395

Income before income taxes	(h)	418,268	408,776

Effective tax rate	(e)/(h)	24.8%	12.1%
Less: Reversal of certain previously claimed tax credits related to DC Solar	(f)/(h)	(7.2)%	—%
Adjusted effective tax rate	(g)/(h)	17.6%	12.1%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 13
During the first quarter of 2019, the Company recorded a $7.0 million pre-tax impairment charge related to DC Solar. During the second quarter of 2019, the Company reversed $30.1 million of certain previously claimed tax credits related to DC Solar. During the first quarter of 2018, the Company sold its Desert Community Bank (“DCB”) branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that exclude the after-tax impact of the impairment charge related to DC Solar, the reversal of certain previously claimed tax credits related to DC Solar and the after-tax impact of the gain on the sale of the DCB branches (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		June 30, 2019	March 31, 2019	June 30, 2018
Net income	(a)	$150,380	$164,024	$172,349
Add: Impairment charge related to DC Solar (1)		—	6,978	—
Tax effect of adjustment (2)		—	(2,063)	—
Add: Reversal of certain previously claimed tax credits related to DC Solar		30,104	—	—
Adjusted net income	(b)	$180,484	$168,939	$172,349

Diluted weighted average number of shares outstanding		146,052	145,921	146,091
Diluted EPS		$1.03	$1.12	$1.18
Diluted EPS impact of impairment charge related to DC Solar, net of tax		—	0.04	—
Diluted EPS impact of reversal of certain previously claimed tax credits related to DC Solar		0.21	—	—
Adjusted diluted EPS		$1.24	$1.16	$1.18

Average total assets	(c)	$41,545,441	$40,738,404	$37,568,895
Average stockholders’ equity	(d)	$4,684,348	$4,537,301	$4,062,311
Return on average assets (3)	(a)/(c)	1.45%	1.63%	1.84%
Adjusted return on average assets (3)	(b)/(c)	1.74%	1.68%	1.84%
Return on average equity (3)	(a)/(d)	12.88%	14.66%	17.02%
Adjusted return on average equity (3)	(b)/(d)	15.45%	15.10%	17.02%

		Six Months Ended
		June 30, 2019	June 30, 2018
Net income	(e)	$314,404	$359,381
Add: Impairment charge related to DC Solar (1)		6,978	—
Less: Gain on sale of business		—	(31,470)
Tax effect of adjustments (2)		(2,063)	9,303
Add: Reversal of certain previously claimed tax credits related to DC Solar		30,104	—
Adjusted net income	(f)	$349,423	$337,214

Diluted weighted average number of shares outstanding		146,016	146,046
Diluted EPS		$2.15	$2.46
Diluted EPS impact of impairment charge related to DC Solar, net of tax		0.03	—
Diluted EPS impact of gain on sale of business, net of tax		—	(0.15)
Diluted EPS impact of reversal of certain previously claimed tax credits related to DC Solar		0.21	—
Adjusted diluted EPS		$2.39	$2.31

Average total assets	(g)	$41,144,152	$37,475,515
Average stockholders’ equity	(h)	$4,611,231	$3,993,004
Return on average assets (3)	(e)/(g)	1.54%	1.93%
Adjusted return on average assets (3)	(f)/(g)	1.71%	1.81%
Return on average equity (3)	(e)/(h)	13.75%	18.15%
Adjusted return on average equity (3)	(f)/(h)	15.28%	17.03%

(1)	Included in Amortization of tax credit and other investments.

(2)	Applied statutory rate of 29.56%.

(3)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gain on the sale of the DCB branches that were sold in the first quarter of 2018 (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		June 30, 2019	March 31, 2019	June 30, 2018
Net interest income before provision for credit losses	(a)	$367,326	$362,461	$341,679
Total noninterest income		52,759	42,131	48,268
Total revenue	(b)	$420,085	$404,592	$389,947

Total noninterest expense	(c)	$177,663	$186,922	$177,419
Less: Amortization of tax credit and other investments		(16,739)	(24,905)	(20,481)
Amortization of core deposit intangibles		(1,152)	(1,174)	(1,373)
Adjusted noninterest expense	(d)	$159,772	$160,843	$155,565
Efficiency ratio	(c)/(b)	42.29%	46.20%	45.50%
Adjusted efficiency ratio	(d)/(b)	38.03%	39.75%	39.89%
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$260,313	$243,749	$234,382
Average total assets	(f)	$41,545,441	$40,738,404	$37,568,895
Adjusted pre-tax, pre-provision profitability ratio (1)	(e)/(f)	2.51%	2.43%	2.50%
Adjusted noninterest expense (1)/average assets	(d)/(f)	1.54%	1.60%	1.66%

		Six Months Ended
		June 30, 2019	June 30, 2018
Net interest income before provision for credit losses	(g)	$729,787	$668,372
Total noninterest income		94,890	122,712
Total revenue	(h)	824,677	791,084
Noninterest income		94,890	122,712
Less: Gain on sale of business		—	(31,470)
Adjusted noninterest income	(i)	$94,890	$91,242
Adjusted revenue	(g)+(i) = (j)	$824,677	$759,614

Total noninterest expense	(k)	$364,585	$346,554
Less: Amortization of tax credit and other investments		(41,644)	(37,881)
Amortization of core deposit intangibles		(2,326)	(2,858)
Adjusted noninterest expense	(l)	$320,615	$305,815
Efficiency ratio	(k)/(h)	44.21%	43.81%
Adjusted efficiency ratio	(l)/(j)	38.88%	40.26%
Adjusted pre-tax, pre-provision income	(j)-(l) = (m)	$504,062	$453,799
Average total assets	(n)	$41,144,152	$37,475,515
Adjusted pre-tax, pre-provision profitability ratio (1)	(m)/(n)	2.47%	2.44%
Adjusted noninterest expense (1)/average assets	(l)/(n)	1.57%	1.65%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 15
Management believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

Yield on Average Loans		Three Months Ended			Six Months Ended
		June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Interest income on loans	(a)	$434,450	$423,534	$365,555	$857,984	$703,459
Less: ASC 310-30 discount accretion income		(1,719)	(2,178)	(6,299)	(3,897)	(11,499)
Adjusted interest income on loans	(b)	$432,731	$421,356	$359,256	$854,087	$691,960

Average loans	(c)	$32,981,374	$32,414,785	$29,646,766	$32,699,644	$29,430,537
Add: ASC 310-30 discount		19,909	21,639	29,997	20,769	32,017
Adjusted average loans	(d)	$33,001,283	$32,436,424	$29,676,763	$32,720,413	$29,462,554

Average loan yield (1)	(a)/(c)	5.28%	5.30%	4.95%	5.29%	4.82%
Adjusted average loan yield (1)	(b)/(d)	5.26%	5.27%	4.86%	5.26%	4.74%

Net Interest Margin
Net interest income	(e)	$367,326	$362,461	$341,679	$729,787	$668,372
Less: ASC 310-30 discount accretion income		(1,719)	(2,178)	(6,299)	(3,897)	(11,499)
Adjusted net interest income	(f)	$365,607	$360,283	$335,380	$725,890	$656,873

Average interest-earning assets	(g)	$39,461,101	$38,745,004	$35,767,808	$39,105,030	$35,641,438
Add: ASC 310-30 discount		19,909	21,639	29,997	20,769	32,017
Adjusted average interest-earning assets	(h)	$39,481,010	$38,766,643	$35,797,805	$39,125,799	$35,673,455

Net interest margin (1)	(e)/(g)	3.73%	3.79%	3.83%	3.76%	3.78%
Adjusted net interest margin (1)	(f)/(h)	3.71%	3.77%	3.76%	3.74%	3.71%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 16
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		June 30, 2019	March 31, 2019	June 30, 2018
Stockholders’ equity	(a)	$4,734,593	$4,591,930	$4,114,284
Less: Goodwill		(465,697)	(465,697)	(465,547)
Other intangible assets (1)		(18,952)	(21,109)	(25,029)
Tangible equity	(b)	$4,249,944	$4,105,124	$3,623,708

Total assets	(c)	$42,892,358	$42,091,433	$38,043,196
Less: Goodwill		(465,697)	(465,697)	(465,547)
Other intangible assets (1)		(18,952)	(21,109)	(25,029)
Tangible assets	(d)	$42,407,709	$41,604,627	$37,552,620
Total stockholders’ equity to total assets ratio	(a)/(c)	11.04%	10.91%	10.81%
Tangible equity to tangible assets ratio	(b)/(d)	10.02%	9.87%	9.65%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets, impairment charge related to DC Solar and the gain on the sale of the DCB branches; and the reversal of certain previously claimed tax credits related to DC Solar (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Six Months Ended
		June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net Income		$150,380	$164,024	$172,349	$314,404	$359,381
Add: Amortization of core deposit intangibles		1,152	1,174	1,373	2,326	2,858
Amortization of mortgage servicing assets		1,013	324	433	1,337	906
Tax effect of adjustments (2)		(640)	(443)	(534)	(1,083)	(1,113)
Tangible net income	(e)	$151,905	$165,079	$173,621	$316,984	$362,032
Add: Impairment charge related to DC Solar (3)		—	6,978	—	6,978	—
Less: Gain on sale of business		—	—	—	—	(31,470)
Tax effect of adjustment (2)		—	(2,063)	—	(2,063)	9,303
Add: Reversal of certain previously claimed tax credits related to DC Solar		30,104	—	—	30,104	—
Adjusted tangible net income	(f)	$182,009	$169,994	$173,621	$352,003	$339,865

Average stockholders’ equity		$4,684,348	$4,537,301	$4,062,311	$4,611,231	$3,993,004
Less: Average goodwill		(465,697)	(465,559)	(465,547)	(465,629)	(467,157)
Average other intangible assets (1)		(20,380)	(21,860)	(25,648)	(21,116)	(26,868)
Average tangible equity	(g)	$4,198,271	$4,049,882	$3,571,116	$4,124,486	$3,498,979
Return on average tangible equity (4)	(e)/(g)	14.51%	16.53%	19.50%	15.50%	20.87%
Adjusted return on average tangible equity (4)	(f)/(g)	17.39%	17.02%	19.50%	17.21%	19.59%

(1)	Includes core deposit intangibles and mortgage servicing assets.

(2)	Applied statutory rate of 29.56%.

(3)	Included in Amortization of tax credit and other investments.

(4)	Annualized.